Exhibit 99.1

CareTrust REIT Announces Second Quarter 2022 Operating Results

Conference Call Scheduled for Friday, August 5, 2022 at 1:00 pm ET
SAN CLEMENTE, Calif., August 4, 2022 (BUSINESS WIRE) -- CareTrust REIT, Inc. (NYSE:CTRE) today reported operating results for the quarter ended June 30, 2022, as well as other recent events.
For the quarter, CareTrust REIT reported:
•93.9% of contractual rents collected;
•Net income of $20.7 million and net income per share of $0.21;
•Normalized FFO of $35.6 million, a 0.7% decrease over the prior year, and normalized FFO per share of $0.37;
•Normalized FAD of $37.5 million, a 1.7% decrease over the prior year, and normalized FAD per share of $0.39; and
•A quarterly dividend of $0.275 per share, representing a payout ratio of approximately 71% on normalized FAD.

Operating Environment

CareTrust’s President and Chief Executive Officer, Dave Sedgwick, discussed the business environment and the Company's Q2 results. "Inflation, rising rates, and mounting indications of a recession present both challenges and opportunities for us and for our operating partners," he said. Mr. Sedgwick noted that recessionary cycles have historically been a net benefit to the skilled nursing sector as labor tends to loosen while demand remains unaffected. Mr. Sedgwick continued, "These extraordinary times of rising borrowing rates could result in price moderation for assets and tip the scales to buyers like us who present more certainty to close in the coming quarters."

Key Metrics

Looking at the quarter, Mr. Sedgwick highlighted rent and occupancy data. He said, “We collected approximately 94% of contractual rents, including cash deposits, in the quarter.” He added that average quarterly occupancy for skilled nursing operators grew by 1.4%, or 98 basis points, over Q1. And, for seniors housing, occupancy grew 2.8%, or 215 basis points. “All things considered, Q2 was a stable quarter for us and Q3 is starting off much the same.”

Portfolio Optimization

James Callister, Executive Vice President, provided an update on the portfolio optimization work this year. “We are in the process of negotiating LOIs or purchase agreements on the skilled nursing and seniors housing assets we have brought to market,” he said. He noted that in some cases, the Company was pursuing parallel paths of selling and re-tenanting and that some of the assets held for sale could be retained and re-leased.

Investments in the Quarter

During the quarter, CareTrust extended a $75 million "C" piece financing as part of a larger multi-tranche senior secured term loan and has extended a $25 million mezzanine loan in connection with the acquisition of an 18-property portfolio in the Mid-Atlantic. The portfolio includes approximately 2,000 skilled nursing beds. The "C" tranche of the senior secured term loan carries a five-year maturity and an annual effective interest rate of approximately 8.4%. The mezzanine loan bears interest at 11% and has a ten-year term. Both loans were funded using borrowings under the Company's unsecured revolving credit facility.

Commenting on the investment activity, Mark Lamb, CareTrust’s Chief Investment Officer, said, “We are thrilled with the $100 million debt investment in the quarter because it allowed us to strengthen our relationship with one of the premier operators in the eastern states while also providing a longer term than usual for the mezzanine part. The same is true for the $22.3 million we invested on Monday with an existing operating relationship in California." Mr. Lamb added, "Our primary focus continues to be growth through acquisition, and we are encouraged by these bread and butter growth opportunities returning to the market."

Guidance Discussion

Chief Financial Officer Bill Wagner commented on issuing guidance at this stage in CareTrust's asset management plan. “While considerable progress continues to be made on our disposition strategy, we need more visibility into the timing of the dispositions and possible re-tenanting work before issuing guidance for this year.”

Financial Results for Quarter Ended June 30, 2022

Mr. Wagner reported that, for the second quarter, CareTrust reported net income of $20.7 million, or $0.21 per diluted weighted-average common share, normalized FFO of $35.6 million, or $0.37 per diluted weighted-average common share, and normalized FAD of $37.5 million, or $0.39 per diluted weighted-average common share.

Liquidity

As of quarter end, CareTrust reported net debt-to-annualized normalized run rate EBITDA of 4.3x, which is within the Company's target leverage range of 4.0x to 5.0x, and a net debt-to-enterprise value of approximately 30.2%. Mr. Wagner stated that as of today, the Company had approximately $215 million outstanding on its $600 million revolving credit line, with no scheduled debt maturities prior to 2024. He also disclosed that CareTrust currently has approximately $16 million in cash on hand. He further noted that the Company currently has approximately $476.5 million in available authorization remaining on its at-the-market equity program. "With substantial availability on our revolver, and equity markets readily accessible to us at present, we continue to have a wide range of capital options for funding our opportunistic growth strategy," said Mr. Wagner.

Dividend Maintained

During the quarter, CareTrust declared a quarterly dividend of $0.275 per common share. On an annualized basis, the payout ratio was approximately 74% based on second quarter 2022 normalized FFO, and 71% based on normalized FAD.

Conference Call

A conference call will be held on Friday, August 5, 2022, at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time), during which CareTrust’s management will discuss second quarter 2022 results, recent developments and other matters. Investors and participants must register for the call in advance by visiting https://register.vevent.com/register/BI0afb919ca39e430f867bc4d07d2deaa5. After registering, participants will receive dial-in information and a passcode. To listen to the call online, or to view a replay of the call, or to view any financial or other statistical information required by SEC Regulation G, please visit the Investors section of the CareTrust REIT website at http://investor.caretrustreit.com.

About CareTrustTM

CareTrust REIT, Inc. is a self-administered, publicly-traded real estate investment trust engaged in the ownership, acquisition, development and leasing of skilled nursing, seniors housing and other healthcare-related properties. With a nationwide portfolio of long-term net-leased properties, and a growing portfolio of quality operators leasing them, CareTrust REIT is pursuing both external and organic growth opportunities across the United States. More information about CareTrust REIT is available at www.caretrustreit.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call will include, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical statements of fact and statements regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding the following: future financial and financing plans; strategies related to the Company's business and its portfolio, including plans to sell, re-tenant or repurpose selected Company assets, the Company's planned expansion into behavioral health properties and acquisition plans; growth prospects; operating and financial performance; expectations regarding the making of distributions and payment of dividends; and the performance of the Company’s tenants and operators and their respective facilities.
Words such as “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “may,” “plan,” “seek,” “should,” “will,” “would,” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements, though not all forward-looking statements contain these identifying words. The Company’s forward-looking statements are based on management’s current expectations and beliefs, and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although the Company believes that the assumptions underlying these forward-looking statements are reasonable, they are not guarantees and the Company can give no assurance that its expectations will be attained. Factors which could have a material adverse effect on the Company’s operations and future prospects or which could cause actual results to differ materially from expectations include, but are not limited to: (i) the COVID-19 pandemic, including the risk of additional surges of COVID-19 infections due to the rate of public acceptance and efficacy of COVID-19 vaccines or to new and more contagious and/or vaccine resistant variants, and the measures taken to prevent the spread of COVID-19 and the related impact on our business or the businesses of our tenants; (ii) the ability and willingness of our tenants to meet and/or perform their obligations under the triple-net leases we have entered into with them, including, without limitation, their respective obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities; (iii) the risk that we may have to incur additional impairment charges related to our assets held for sale if we are unable to sell such assets at the prices we expect; (iv) the ability of our tenants to comply with applicable laws, rules and regulations in the operation of the properties we lease to them; (v) the ability and willingness of our tenants to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant, as well as any obligations, including indemnification obligations, we may incur in connection with the replacement of an existing tenant; (vi) the availability of and the ability to identify (a) tenants who meet our credit and operating standards, and (b) suitable acquisition opportunities, and the ability to acquire and lease the respective properties to such tenants on favorable terms; (vii) the ability to generate sufficient cash flows to service our outstanding indebtedness; (viii) access to debt and equity capital markets; (ix) fluctuating interest rates; (x) the ability to retain our key management personnel; (xi) the ability to maintain our status as a real estate investment trust (“REIT”); (xii) changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; (xiii) other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments; and (xiv) additional factors included in our Annual Report on Form 10-K for the year ended December 31, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC.
This press release and the related conference call provides information about the Company's financial results as of and for the quarter ended June 30, 2022 and is provided as of the date hereof, unless specifically stated otherwise. The Company expressly disclaims any obligation to update or revise any information in this press release or the related conference call (and replays thereof), including forward-looking statements, whether to reflect any change in the Company’s expectations, any change in events, conditions or circumstances, or otherwise.
As used in this press release or the related conference call, unless the context requires otherwise, references to “CTRE,” "CareTrust," “CareTrust REIT” or the “Company” refer to CareTrust REIT, Inc. and its consolidated subsidiaries. GAAP refers to generally accepted accounting principles in the United States of America.
Contact:
CareTrust REIT, Inc.
(949) 542-3130
ir@caretrustreit.com

CARETRUST REIT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Rental income	$46,806	$47,744	$92,813	$92,990
Interest and other income	747	514	1,216	1,019
Total revenues	47,553	48,258	94,029	94,009
Expenses:
Depreciation and amortization	12,559	13,843	26,134	27,316
Interest expense	6,303	6,534	12,045	12,296
Property taxes	1,254	766	2,674	1,462
Impairment of real estate investments	1,701	—	61,384	—
Provision for loan losses, net	—	—	3,844	—
Property operating expenses	89	—	536	—
General and administrative	4,978	5,798	10,193	10,940
Total expenses	26,884	26,941	116,810	52,014
Other income (loss):
Gain (loss) on sale of real estate	—	—	186	(192)
Net income (loss)	$20,669	$21,317	$(22,595)	$41,803

Earnings (loss) per common share:
Basic	$0.21	$0.22	$(0.24)	$0.43
Diluted	$0.21	$0.22	$(0.24)	$0.43

Weighted-average number of common shares:
Basic	96,564	96,082	96,487	95,732
Diluted	96,598	96,120	96,487	95,755

Dividends declared per common share	$0.275	$0.265	$0.55	$0.53

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss)	$20,669	$21,317	$(22,595)	$41,803
Depreciation and amortization	12,559	13,843	26,134	27,316
Interest expense	6,303	6,534	12,045	12,296
Amortization of stock-based compensation	1,394	1,810	2,915	3,395
EBITDA	40,925	43,504	18,499	84,810
Impairment of real estate investments	1,701	—	61,384	—
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	977	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	631	—	1,862	—
(Gain) loss on sale of real estate	—	—	(186)	192
Normalized EBITDA	$43,257	$43,504	$86,380	$84,939

Net income (loss)	$20,669	$21,317	$(22,595)	$41,803
Real estate related depreciation and amortization	12,553	13,837	26,124	27,303
Impairment of real estate investments	1,701	—	61,384	—
(Gain) loss on sale of real estate	—	—	(186)	192
Funds from Operations (FFO)	34,923	35,154	64,727	69,298
Effect of the senior unsecured notes payable redemption	—	642	—	642
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	977	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	631	—	1,862	—
Normalized FFO	$35,554	$35,796	$71,410	$69,877

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income (loss)	$20,669	$21,317	$(22,595)	$41,803
Real estate related depreciation and amortization	12,553	13,837	26,124	27,303
Amortization of deferred financing fees	520	495	1,040	982
Amortization of stock-based compensation	1,394	1,810	2,915	3,395
Straight-line rental income	(5)	(8)	(11)	(20)
Impairment of real estate investments	1,701	—	61,384	—
(Gain) loss on sale of real estate	—	—	(186)	192
Funds Available for Distribution (FAD)	36,832	37,451	68,671	73,655
Effect of the senior unsecured notes payable redemption	—	642	—	642
Provision for loan losses, net	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	977	—
Lease termination revenue	—	—	—	(63)
Property operating expenses	631	—	1,862	—
Normalized FAD	$37,463	$38,093	$75,354	$74,234

FFO per share	$0.36	$0.36	$0.67	$0.72
Normalized FFO per share	$0.37	$0.37	$0.74	$0.73

FAD per share	$0.38	$0.39	$0.71	$0.77
Normalized FAD per share	$0.39	$0.40	$0.78	$0.77

Diluted weighted average shares outstanding [1]	96,672	96,366	96,687	95,995

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - 5 QUARTER TREND
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022
Revenues:
Rental income	$47,744	$48,087	$49,118	$46,007	$46,806
Interest and other income	514	518	619	469	747
Total revenues	48,258	48,605	49,737	46,476	47,553
Expenses:
Depreciation and amortization	13,843	13,968	14,056	13,575	12,559
Interest expense	6,534	5,692	5,689	5,742	6,303
Property taxes	766	1,004	1,108	1,420	1,254
Impairment of real estate investments	—	—	—	59,683	1,701
Provision for loan losses, net	—	—	—	3,844	—
Property operating expenses	—	—	—	447	89
General and administrative	5,798	5,196	10,738	5,215	4,978
Total expenses	26,941	25,860	31,591	89,926	26,884
Other (loss) income:
Loss on extinguishment of debt	—	(10,827)	—	—	—
Gain on sale of real estate	—	—	115	186	—
Total other (loss) income	—	(10,827)	115	186	—
Net income (loss)	$21,317	$11,918	$18,261	$(43,264)	$20,669

Diluted earnings (loss) per share	$0.22	$0.12	$0.19	$(0.45)	$0.21

Diluted weighted average shares outstanding	96,120	96,297	96,552	96,410	96,598

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND
(in thousands)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022

Net income (loss)	$21,317	$11,918	$18,261	$(43,264)	$20,669
Depreciation and amortization	13,843	13,968	14,056	13,575	12,559
Interest expense	6,534	5,692	5,689	5,742	6,303
Amortization of stock-based compensation	1,810	1,802	5,635	1,521	1,394
EBITDA	43,504	33,380	43,641	(22,426)	40,925
Impairment of real estate investments	—	—	—	59,683	1,701
Provision for loan losses, net	—	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	—	977	—
Property operating expenses	—	—	8	1,231	631
Gain on sale of real estate	—	—	(115)	(186)	—
Non-routine transaction costs	—	—	1,418	—	—
Loss on extinguishment of debt	—	10,827	—	—	—
Normalized EBITDA	$43,504	$44,207	$44,952	$43,123	$43,257

Net income (loss)	$21,317	$11,918	$18,261	$(43,264)	$20,669
Real estate related depreciation and amortization	13,837	13,964	14,051	13,571	12,553
Impairment of real estate investments	—	—	—	59,683	1,701
Gain on sale of real estate	—	—	(115)	(186)	—
Funds from Operations (FFO)	35,154	25,882	32,197	29,804	34,923
Effect of the senior unsecured notes payable redemption	642	—	—	—	—
Provision for loan losses, net	—	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	—	977	—
Property operating expenses	—	—	8	1,231	631
Accelerated amortization of stock-based compensation	—	—	3,696	—	—
Non-routine transaction costs	—	—	1,418	—	—
Loss on extinguishment of debt	—	10,827	—	—	—
Normalized FFO	$35,796	$36,709	$37,319	$35,856	$35,554

CARETRUST REIT, INC.
RECONCILIATIONS OF NET INCOME (LOSS) TO NON-GAAP FINANCIAL MEASURES - 5 QUARTER TREND (continued)
(in thousands, except per share data)
(Unaudited)
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	June 30, 2021	September 30, 2021	December 31, 2021	March 31, 2022	June 30, 2022

Net income (loss)	$21,317	$11,918	$18,261	$(43,264)	$20,669
Real estate related depreciation and amortization	13,837	13,964	14,051	13,571	12,553
Amortization of deferred financing fees	495	519	521	520	520
Amortization of stock-based compensation	1,810	1,802	5,635	1,521	1,394
Straight-line rental income	(8)	(6)	(6)	(6)	(5)
Impairment of real estate investments	—	—	—	59,683	1,701
Gain on sale of real estate	—	—	(115)	(186)	—
Funds Available for Distribution (FAD)	37,451	28,197	38,347	31,839	36,832
Effect of the senior unsecured notes payable redemption	642	—	—	—	—
Provision for loan losses, net	—	—	—	3,844	—
Provision for doubtful accounts and lease restructuring	—	—	—	977	—
Property operating expenses	—	—	8	1,231	631
Non-routine transaction costs	—	—	1,418	—	—
Loss on extinguishment of debt	—	10,827	—	—	—
Normalized FAD	$38,093	$39,024	$39,773	$37,891	$37,463

FFO per share	$0.36	$0.27	$0.33	$0.31	$0.36
Normalized FFO per share	$0.37	$0.38	$0.39	$0.37	$0.37

FAD per share	$0.39	$0.29	$0.40	$0.33	$0.38
Normalized FAD per share	$0.40	$0.40	$0.41	$0.39	$0.39

Diluted weighted average shares outstanding [1]	96,366	96,592	96,646	96,701	96,672

[1] For the periods presented, the diluted weighted average shares have been calculated using the treasury stock method.

CARETRUST REIT, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)
	June 30, 2022	December 31, 2021
Assets:
Real estate investments, net	$1,390,286	$1,589,971
Other real estate investments	115,168	15,155
Assets held for sale, net	141,767	4,835
Cash and cash equivalents	30,267	19,895
Accounts and other receivables	875	2,418
Prepaid expenses and other assets, net	6,837	7,512
Deferred financing costs, net	572	1,062
Total assets	$1,685,772	$1,640,848

Liabilities and Equity:
Senior unsecured notes payable, net	$394,706	$394,262
Senior unsecured term loan, net	199,242	199,136
Unsecured revolving credit facility	205,000	80,000
Accounts payable, accrued liabilities and deferred rent liabilities	21,749	25,408
Dividends payable	26,807	26,285
Total liabilities	847,504	725,091

Equity:
Common stock	966	963
Additional paid-in capital	1,195,282	1,196,839
Cumulative distributions in excess of earnings	(357,980)	(282,045)
Total equity	838,268	915,757
Total liabilities and equity	$1,685,772	$1,640,848

CARETRUST REIT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)
	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(22,595)	$41,803
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization (including below-market ground leases)	26,167	27,345
Amortization of deferred financing costs	1,040	1,012
Amortization of stock-based compensation	2,915	3,395
Straight-line rental income	(11)	(20)
Adjustment for collectibility of rental income	977	—
Noncash interest income	(13)	—
(Gain) loss on sale of real estate	(186)	192
Impairment of real estate investments	61,384	—
Provision for loan losses, net	3,844	—
Change in operating assets and liabilities:
Accounts and other receivables	578	(93)
Prepaid expenses and other assets, net	(1,724)	88
Accounts payable, accrued liabilities and deferred rent liabilities	(4,074)	(3,165)
Net cash provided by operating activities	68,302	70,557
Cash flows from investing activities:
Acquisitions of real estate, net of deposits applied	(21,915)	(147,807)
Purchases of equipment, furniture and fixtures and improvements to real estate	(3,628)	(3,463)
Investment in real estate related and other loans receivable	(102,086)	(700)
Principal payments received on real estate related and other loans receivable	1,026	113
Net proceeds from sales of real estate	959	6,814
Net cash used in investing activities	(125,644)	(145,043)
Cash flows from financing activities:
Proceeds from the issuance of common stock, net	—	22,946
Proceeds from the issuance of senior unsecured notes payable	—	400,000
Borrowings under unsecured revolving credit facility	125,000	170,000
Payments on unsecured revolving credit facility	—	(170,000)
Payments on debt extinguishment and deferred financing costs	—	(5,577)
Net-settle adjustment on restricted stock	(4,469)	(1,331)
Dividends paid on common stock	(52,817)	(49,513)
Net cash provided by financing activities	67,714	366,525
Net increase in cash and cash equivalents	10,372	292,039
Cash and cash equivalents as of the beginning of period	19,895	18,919
Cash and cash equivalents as of the end of period	$30,267	$310,958

CARETRUST REIT, INC.
DEBT SUMMARY
(dollars in thousands)
(Unaudited)

					June 30, 2022
	Interest		Maturity			% of	Deferred		Net Carrying
Debt	Rate		Date		Principal	Principal	Loan Costs		Value

Fixed Rate Debt

Senior unsecured notes payable	3.875%		2028		$400,000	49.7%	$(5,294)		$394,706
Floating Rate Debt

Senior unsecured term loan	3.166%	[1]	2026		200,000	24.8%	(758)		199,242
Unsecured revolving credit facility	2.747%	[2]	2024	[3]	205,000	25.5%	—	[4]	205,000
	2.954%				405,000	50.3%	(758)		404,242

Total Debt	3.412%				$805,000	100.0%	$(6,052)		$798,948

[1] Funds can be borrowed at applicable LIBOR plus 1.50% to 2.20% or at the Base Rate (as defined) plus 0.50% to 1.20%.
[2] Funds can be borrowed at applicable LIBOR plus 1.10% to 1.55% or at the Base Rate (as defined) plus 0.10% to 0.55%.
[3] Maturity date assumes exercise of two 6-month extension options.
[4] Deferred financing fees are not shown net for the unsecured revolving credit facility and are included in assets on the balance sheet.

Non-GAAP Financial Measures
EBITDA represents net income before interest expense (including amortization of deferred financing costs), amortization of stock-based compensation, and depreciation and amortization. Normalized EBITDA represents EBITDA as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of core operating performance, such as recovery of previously reversed rent, lease termination revenue, property operating expenses, gains or losses from dispositions of real estate, real estate impairment charges, provision for loan losses, non-routine transaction costs, loss on extinguishment of debt, and provision for doubtful accounts and lease restructuring, as applicable. EBITDA and Normalized EBITDA do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. EBITDA and Normalized EBITDA do not purport to be indicative of cash available to fund future cash requirements, including the Company’s ability to fund capital expenditures or make payments on its indebtedness. Further, the Company’s computation of EBITDA and Normalized EBITDA may not be comparable to EBITDA and Normalized EBITDA reported by other REITs.
Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), and Funds Available for Distribution (“FAD”) are important non-GAAP supplemental measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that uses historical cost accounting for depreciation could be less informative. Thus, Nareit created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.
FFO is defined by Nareit as net income computed in accordance with GAAP, excluding gains or losses from dispositions of real estate investments, real estate depreciation and amortization and real estate impairment charges, and adjustments for unconsolidated partnerships and joint ventures. The Company computes FFO in accordance with Nareit’s definition.
FAD is defined as FFO excluding noncash income and expenses, such as amortization of stock-based compensation, amortization of deferred financing fees and the effects of straight-line rent. The Company considers FAD to be a useful supplemental measure to evaluate the Company’s operating results excluding these income and expense items to help investors, analysts and other interested parties compare the operating performance of the Company between periods or as compared to other companies on a more consistent basis.
In addition, the Company reports Normalized FFO and Normalized FAD, which adjust FFO and FAD for certain revenue and expense items that the Company does not believe are indicative of its ongoing operating results, such as provision for loan losses, non-routine transaction costs, provision for doubtful accounts and lease restructuring, loss on extinguishment of debt, recovery of previously reversed rent, lease termination revenue and property operating expenses. By excluding these items, investors, analysts and our management can compare Normalized FFO and Normalized FAD between periods more consistently.
While FFO, Normalized FFO, FAD and Normalized FAD are relevant and widely-used measures of operating performance among REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO, Normalized FFO, FAD and Normalized FAD do not purport to be indicative of cash available to fund future cash requirements.
Further, the Company’s computation of FFO, Normalized FFO, FAD and Normalized FAD may not be comparable to FFO, Normalized FFO, FAD and Normalized FAD reported by other REITs that do not define FFO in accordance with the current Nareit definition or that interpret the current Nareit definition or define FAD differently than the Company does.
The Company believes that net income, as defined by GAAP, is the most appropriate earnings measure. The Company also believes that the use of EBITDA, Normalized EBITDA, FFO, Normalized FFO, FAD and Normalized FAD, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful. The Company considers EBITDA and Normalized EBITDA useful in understanding the Company’s operating results independent of its capital structure, indebtedness and other charges that are not indicative of its ongoing results, thereby allowing for a more meaningful comparison of operating performance between periods and against other REITs. The Company considers FFO, Normalized FFO, FAD and Normalized FAD to be useful measures for reviewing comparative operating and financial performance because, by excluding gains or losses from real estate dispositions, impairment charges and real estate depreciation and amortization, and, for FAD and Normalized FAD, by excluding noncash income and expenses such as amortization of stock-based compensation, amortization of deferred financing fees, and the effects of straight-line rent, FFO, Normalized FFO, FAD and Normalized FAD can help investors compare the Company’s operating performance between periods and to other REITs.